UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300 Houston, TX 77010 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events

Weatherford Canada Partnership (“Weatherford”) filed a suit in the Court of Queen’s Bench of Alberta, Judicial Bench of Edmonton (Action No. 060304628), against Europump Systems Inc. (“Europump”), three of Europump’s part suppliers, Midfield Supply (“Midfield”) now known as MRC Global (Canada) ULC, the Canadian subsidiary of MRC Global Inc. (the “Company”), certain current and former employees of Midfield and other related entities, asserting a host of claims in connection with Midfield’s hiring of employees from Weatherford. Further details of this dispute are contained in Note 9 of the Notes to the Condensed Consolidated Financial Statements (Unaudited) of the Company contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Midfield and Europump and certain individual defendants and related entities settled the case. As part of the settlement, MRC Global (Canada) ULC agreed to pay CAD $8.125 million in exchange for a release from Weatherford and agreement to dismiss the case. The Company had originally reserved CAD $4.0 million associated with this lawsuit and, in connection with the settlement, will increase its reserve by CAD $4.125 million in the second quarter of 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017

MRC GLOBAL INC.

By: /s/ Daniel J. Churay

      Daniel J. Churay

      Executive Vice President – Corporate Affairs

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